UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
(Date of Report: Date of earliest event reported)

August 17, 2011

ORGANA GARDENS INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Nevada	000-13577	88-0195105
(State or other jurisdiction Incorporated)	(Commission File No.)	(I.R.S Employer Identification No.)

35 South Ocean Avenue, Patchogue, NY	11772
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:
1 888 488 6882

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01_ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 17, 2011, the Registrant signed an agreement with Integrated Green Technologies LLC (IGT), of Fort Lauderdale, Florida to merge the two companies.

IGT is an industrial tools, machinery & equipment manufacturer including consumable supplies & materials. IGT is a distributor of heavy-duty blasting equipment and “green” environmentally safe mobile powder coating systems featuring the pending patent, Triplex Electrostatic/Electrostatic Thermal Spray/Non Electrostatic Thermal Spray and Powder Coating Spray and Conversion Device.

IGT’s management team has over 35 years of experience within the powder coating and metal finishing business. Their expertise include design, engineering, building and installation of multimillion dollar powder coating systems for such industry giants as General Dynamics, GE, and many others.

Furthermore, IGT recently introduced its patent pending, unique powder coating system which allows for the first time, powder coating of parts and structures without the use of an oven both in the factory and in the field.  The Electro Thermal Spray Tool makes it possible to apply powder coating with its well recognized features of superb long term corrosion protection, durability, and environmentally safe characteristics. It can be used on structures and infrastructure such as, in place lamp posts, fire hydrants, bridges, large commercial and pleasure vessels / boats, swimming pools, oil supply vessels, oil rigs and pipeline and much more.  Restoration can now be in the field on site. For more information view www.igtllc.com.

The Registrant will acquire IGT through the exchange of shares of its capital stock for that of IGT member interests, wherein IGT would become its wholly-owned subsidiary, and IGT desires to exchange all of its member interest for that of the Registrant shares in order to become a wholly-owned subsidiary of the Registrant. At Closing, the Registrant shall exchange sixty million (60,000,000) restricted shares of the Registrant common stock in return for six hundred thousand (600,000) restricted member interests of IGT, representing 100% of the interests held by the Members of IGT.

Under the terms of the acquisition, the Registrant will issue a structured release of 60,000,000 restricted common shares to be transferred under the Agreement. The structure shall be as follows: upon execution of the Agreement, 30,000,000 restricted common shares shall be issued immediately thereafter, an additional 15,000,000 restricted common shares shall be issued 120 days following the execution date and the balance of 15,000,000 restricted common shares shall be issued 240 days following the execution date.

In addition, the Registrant will, within a period of one year from the Effective Date provide up to two hundred fifty thousand dollars ($250,000 U.S.) as needed, of aggregate cash investment to be used per the “Use of Funds” as described in Schedule B of the agreement.

SECTION 9.  EXHIBITS.

(c)  Exhibits

Exhibit No.	Description

10.01	Agreement with IGT Green Technologies, LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned, thereunto duly authorized.

Organa Gardens International Inc.

DATED: August 23, 2011	By:	/s/: Jaclyn Cruz
Jaclyn Cruz, President
Title

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